Exhibit 10.21


CLOSING AGREEMENT BETWEEN:
Conseco, Inc. and Subsidiaries and
Commissioner of Internal Revenue Service


                    Closing Agreement on Final Determination
                            Covering Specific Matters

Under section 7121 of the Internal Revenue Code, Conseco, Inc. and Subsidiaries, (EIN 75-3108137), 11825 North Pennsylvania Street, Carmel, Indiana 46032, on behalf of itself and as the common parent of the affiliated group (collectively referred to as "the Taxpayer") for the tax year ended December 31, 2003 and the Commissioner of Internal Revenue Service (the "Commissioner") hereby make the following closing agreement:

WHEREAS, during 2003, the taxpayer conducted both life insurance business and nonlife insurance business;

WHEREAS, the taxpayer elected, pursuant to Section 1504(c)(2), to file a consolidated Federal life/nonlife income tax return for 2003;

WHEREAS, the stock in a group member of taxpayer became worthless during 2003;

WHEREAS, the taxpayer and the Commissioner have agreed that the loss is a worthless securities loss pursuant to Section 165(g)(3) and the amount of the worthless securities loss is $5,932,664,998; however, the parties have not agreed on whether the loss was incurred by a life or a nonlife company for purposes of Section 1503(c)(1).

WHEREAS, the taxpayer claimed the loss as a life insurance loss and the Commissioner has challenged the taxpayer's characterization of the loss as a life insurance loss;

WHEREAS, the parties want to resolve the dispute with finality

NOW IT IS HEREBY DETERMINED AND AGREED for federal income tax purposes, that:

1. Of the $5,932,664,998 worthless securities loss incurred in 2003 by taxpayer, $2,100,000,000 is a worthless securities loss realized by CIHC, Inc. (later renamed Conseco Life Insurance Company of Texas)(EIN 81-0626335), a subsidiary of the taxpayer, as a life insurance company loss includible in the consolidated life insurance subgroup.
2. Of the $5,932,664,998 worthless securities loss incurred in 2003 by taxpayer, $3,832,664,998 is a worthless securities loss realized by CIHC, Inc. (later renamed Conseco Life Insurance Company of Texas)(EIN 81-0626335), a subsidiary of the taxpayer, as a nonlife insurance company loss includible in the consolidated nonlife insurance subgroup.

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CLOSING AGREEMENT BETWEEN:
Conseco, Inc. and Subsidiaries and
Commissioner of Internal Revenue Service







This agreement is final and conclusive except:

     (1) the matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;
     (2) it is subject to the Internal Revenue Code sections that expressly provide that effect be given their provisions (including any stated exception for Code section 7122) notwithstanding any other law or rule of law; and
     (3) if it relates to a tax period ending after the date of this agreement, it is subject to any law, enacted after the agreement date, that applies to that tax period.

By signing, the above parties certify that they have read and agreed to the terms of this document.

Conseco Inc.                                Commissioner
and Subsidiaries                            Internal Revenue Service

By: /s/ William T. Devanney, Jr.            By:/s/ James T. Izbicki
   -----------------------------               --------------------

Title:  Sr. Vice Pres. Corp. Tax            Title: Appeals Team Case Leader

Date:   01/12/06                            Date:  07/27/2006